LIDO CASINO RESORT, LLC
                    LIMITED WAIVER REGARDING CREDIT AGREEMENT



                    This LIMITED WAIVER REGARDING CREDIT AGREEMENT (this "Waiver") is dated as of March 31, 2002 and entered into by and among LIDO CASINO RESORT, LLC, a Nevada limited liability company ("Borrower"), the financial institutions listed on the signature pages hereof ("Lenders") and THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent for Lenders (in such capacity, the "Administrative Agent"), and is made with reference to that certain Credit Agreement, dated as of October 19, 2001, by and among Borrower, Lenders and Administrative Agent (the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

                    WHEREAS, Borrower has advised Lenders that LVSI and Venetian may not be in compliance with the Minimum Consolidated Adjusted EBITDA covenant in the LVSI/Venetian Credit Agreement (the "EBITDA Covenant") as of the Fiscal Quarter ending March 31, 2002;

                    WHEREAS, Borrower has further advised Lenders that LVSI and Venetian expect to obtain a waiver from the lenders under the LVSI/Venetian Credit Agreement of compliance with the Minimum Consolidated Adjusted EBITDA covenant in such agreement for the Fiscal Quarter ending March 31, 2002;

                    WHEREAS, Borrower has requested that Lenders agree to waive any Event of Default under the Credit Agreement insofar as it arises from the failure of LVSI and Venetian to comply with the EBITDA Covenant;

                    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                    Section 1. LIMITED WAIVER

                    1.1 Waiver of Event of Default Regarding the EBITDA Covenant
                    ------------------------------------------------------------

                    A. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrower herein contained, Lenders hereby waive any Event of Default under Subsection 8.2(iii) of the Credit Agreement which arises solely from a breach by LVSI and Venetian of the EBITDA Covenant for the Fiscal Quarter ending March 31, 2002.

                    B. Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written to the extent such waiver relates solely to the noncompliance by LVSI and Venetian with the provisions of the EBITDA Covenant for the Fiscal Quarter ending March 31, 2002, in the manner and to the extent described above, and nothing in this Waiver shall be deemed to (a) constitute a waiver of compliance by LVSI or Venetian under subsection 7.6C of the LVSI/Venetian Credit Agreement or otherwise or (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                    Section 2. CONDITIONS TO EFFECTIVENESS

                    This Waiver shall become effective only upon the satisfaction of all of the following conditions precedent (or waiver of any or all of the conditions precedent by the Administrative Agent in its sole discretion) (the date of satisfaction or waiver of such conditions being referred to herein as the "Waiver Effective Date"):

                    A. On or before the Waiver Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Waiver Effective Date:

                    1. Resolutions of the Board of Directors of LVSI approving and authorizing the execution, delivery and performance of this Waiver, certified as of the Waiver Effective Date by the corporate secretary or an assistant secretary of LVSI as being in full force and effect without modification or amendment;

                    2. Signature and incumbency  certificates of the officers of
               LVSI executing this Waiver;

                    3. Executed copies of this Waiver by all parties hereto; and

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                    4.  Payment of a waiver  fee of  one-eighth  of one  percent
               (0.125%) of the Commitments and all others costs and expenses due under the Credit Agreement.

                    B. Administrative Agent shall have received from Borrower a duly executed waiver regarding the LVSI/Venetian Credit Agreement in form and substance reasonably satisfactory to Administrative Agent.

                    C. No Event of Default or Potential Event of Default under (and as defined in) the Credit Agreement shall have occurred and be continuing or would result from the effectiveness of this Waiver.

                    D. On or before the Waiver Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

                    Section 3. BORROWER'S REPRESENTATIONS AND WARRANTIES

                    In order to induce Lenders to enter into this Waiver, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

                    A. Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Waiver.

                    B. Authorization of Agreements. The execution and delivery of this Waiver has been duly authorized by all necessary corporate action on the part of Borrower.

                    C. No Conflict. The execution and delivery by Borrower of this Waiver does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries except for such violations, conflicts, approvals and consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

                    D. Governmental Consents. The execution and delivery by Borrower of this Waiver does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                    E. Binding Obligation. This Waiver has been duly executed and delivered by Borrower and when executed and delivered, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                    F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Waiver Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                    Section 4. MISCELLANEOUS

                    A. Effect on the Credit Agreement and the Other Loan Documents.

                    (i) Except as specifically amended by this Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                    (ii) The execution,  delivery and performance of this Waiver shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

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                    B. Fees and Expenses.  Borrowers acknowledge that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Waiver and the documents and transactions contemplated hereby shall be for the account of Borrower.

                    C. Headings. Section and subsection headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose or be given any substantive effect.

                    D. Applicable Law. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                    E. Counterparts; Effectiveness. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Waiver shall become effective upon the execution of a counterpart hereof by Borrower, Requisite Lenders and each of the Loan Parties and receipt by the Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof, and satisfaction of the conditions in Section 2 hereof.




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                    IN WITNESS  WHEREOF,  the  parties  hereto  have caused this
Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


          BORROWER:

                         LIDO CASINO RESORT, LLC,

                         By: Lido Casino Resort Holding Company, LLC, as managing member


                         By:  Lido Intermediate Holding Company, LLC
                              as managing member


                         By:  Venetian Casino Resort, LLC, as sole member


                         By:  Las Vegas Sands, Inc., its managing member


                         By:  /s/David Friedman
                              ------------------------------
                              Name:     David Friedman
                              Title:    Assistant to the Chairman of the
                                        Board and Secretary

                         Notice Address:
                              3355 Las Vegas Boulevard, South, Room 1A
                              Las Vegas, Nevada 89109
                              Attention: General Counsel
                              Telefax: (702) 733-5499



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          LENDERS:
                         THE BANK OF NOVA SCOTIA,
                         individually and as a Lender and as Administrative
                         Agent


                         By:  /s/ Jed Richardson
                              ------------------------------
                         Name:     Jed Richardson
                         Title:    Director



                         Notice Address:

                              The Bank of Nova Scotia
                              580 California Street, Suite 2100
                              San Francisco, California 94104

                              Attention: Alan Pendergast
                              Telefax: (415) 397-0791



                         With a copy to:

                              The Bank of Nova Scotia
                              600 Peachtree Street, N.E.
                              Atlanta, Georgia 30308

                              Attention: Craig Subryan
                              Telefax: (404) 888-8998



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